Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

August 27, 2007

HOWARD ULLMAN, CHAIRMAN OF CHDT CORP. IS THE FEATURED GUEST IN AN AUDIO INTERVIEW AT SMALLCAPVOICE.COM

DEERFIELD BEACH, FL: CHDT Corp., a Florida corporation (OTCBB: CHDO,OB)(CHDT) announced today that SmallCapVoice.com, Inc. interview of Howard Ullman, CHDT Chairman, is now available at SmallCapVoice.com’s Web Site. Mr. Ullman provides his personal insight into the factors that led to CHDT’s recent changes, new business opportunities, and much more. The interview can be heard here at http://www.smallcapvoice.com/chdo/chdo-8-23-07.php.

About CHDT: CHDT (http://www.chdtcorp.com) is a holding company engaged through its operating subsidiaries in the following business lines: Capstone Industries, Inc. (www.capstoneindustries.com) is engaged in product development, manufacturing, distribution, logistics and product placement to importers, theme parks, and mass retail of souvenirs, gifts, and consumer products; and Overseas Building Supply (OBS) is engaged in distribution of building materials including but not limited to roof tiles, interior doors, and insulation materials.

About SmallCapVoice.com. According to SmallCapVoice.com, it is a recognized corporate investor relations firm, with clients nationwide, known for its ability to help emerging growth companies build a following among retail and institutional investors. SmallCapVoice.com utilizes its stock newsletter to feature its daily stock picks, audio interviews, as well as its client’s financial news releases. SmallCapVoice.com also offers individual investors with all the tools they need to make informed decisions about the stocks they are interested in. Tools like our stock charts, stock alerts, and our investor fact sheets can assist with investing in stocks that are traded on the OTC BB and Pink Sheets.

SmallCapVoice is a paid consultant to CHDT Corp.

To learn more about Smallcapvoice.com and their services, please visit:

http://www.smallcapvoice.com/services.html.

Reference of URLs in this press release does not incorporate said URLs or any of their contents in this press release.

Safe Harbor Statement: Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CHDT and its subsidiaries to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel. The personal views of Mr. Ullman do not represent the position or opinion of CHDT. Readers should read the risk factors in CHDT’s current and future SEC filings in connection with this press release.

Contact:

Rich Schineller
TEL # 646-257-3902
rschineller@chdtcorp.com